Exhibit 10.1 (ii)




                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (this "Agreement"), is dated effective as of May 4, 1999, and is between Dan Jondron ("Employee"), a resident of the State of Washington, and EWRX Internet Systems, Inc., a Nevada corporation ("EWRX").

         WHEREAS, EWRX desires to employ and retain the experience, ability and services of Employee, and Employee desires to accept employment with EWRX on the terms and conditions hereinafter provided:

         NOW, THEREFORE, the parties hereto agree as follows:

         1........Employment.  EWRX hereby  employs  Employee in the position of
President of Classic Car Source/North Fork Publishing. The term of employment shall commence on the date hereof and, subject to the termination provisions of section 5, end on the third anniversary date of this Agreement in 2002. Employee shall devote full time services, skill and ability to the fulfillment of Employee's duties during normal working hours.

         2........Compensation:  EWRX shall pay Employee a total of $50,000 as a bonus for signing this Agreement. Such bonus shall be paid in two equal installments of $25,000 - one installment upon signing this Agreement and the second installment on July 1, 1999. In consideration of the services to be rendered by Employee hereunder, EWRX shall pay Employee a salary of $85,000.00 per year in 12 equal monthly installments. EWRX shall comply with all applicable employment, state and federal income tax withholding requirements, including FICA and FUTA, related to Employee's employment hereunder. Employee has had the opportunity to consult with his own tax advisor regarding this Agreement and the income tax and other tax effects hereof.

         3........Benefits.   Employee  shall  receive  two-two  week  vacations
annually on a schedule to be approved by EWRX. Such vacation shall be scheduled so that Employee and John Scott Lee (who is the other key employee who worked at and was an officer of Classic Car Source Inc.) will not take vacations during the same time period. Employee shall be eligible to participate in all employee benefit programs which now or in the future are made generally available to employees of EWRX, on and subject to the terms of those programs. Such programs shall include insurance, 401(k) plans, and health and dental programs, if such programs are made available to other employees based in the United States.


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         4........Business  Expenses.  Employee  shall  be  reimbursed  for  all reasonable business expenses upon presentation to EWRX of an itemized accounting therefor, together with such receipts, vouchers and other verifications as EWRX may reasonably require. From time to time Employee may be required to travel in the performance of duties under this Agreement. Employee shall be reimbursed for all reasonable hotel, meal, airfare, and vehicle rental costs.

         5.       Termination of Employment.

(a) Termination by Employee. Employee may terminate this Agreement without cause on the third anniversary date hereof in 2002 by providing written notice of termination to EWRX at least 60 days prior to such termination. If Employee voluntarily terminates this Agreement at any time before such date, Employee waives the right to any compensation not yet earned at the time of such termination and shall be entitled only to such earned at the time of such termination and shall be entitled to such severance benefits, if any, as may be provided under the standard employee policies of EWRX.

(b) Termination by EWRX. During the term of this Agreement, EWRX may terminate Employee's employment under this Agreement only for cause. Termination of Employee's employment by EWRX other than for cause shall obligate EWRX to pay to Employee an amount equal to the number of full months salary remaining in this Agreement as of the effective date of such termination. For purposes of this section 5, termination for "cause" shall have a meaning consistent with the interpretation given that phrase by courts in the State of Nevada.


(c)                      Termination  as the Result of  Non-delivery  of Shares.
                         EWRX is obligated to deliver R 144 shares of EWRX stock to Employee and others who signed the Stock Purchase and Sale Agreement dated April 11, 1999. If for any reason EWRX does not instruct the Stock Transfer Agent to deliver and such shares are not mailed to an individual CCS and DFPG Sellers (as such terms are defined in the April 11, 1999 Stock Purchase and Sale Agreement) on or before June 7, 1999, Employee may terminate this Agreement on or before June 14, 1999. Stock certificates mailed and returned as undelivered, or where the current address of a CCS or NFPG shareholder cannot be determined, shall be retained by EWRX for later delivery. The existence of such "lost" shareholders shall not give rise to Employee's right of termination. Both parties shall use reasonable efforts to locate any lost shareholders.


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         6.  Proprietary  Information.   Employee  agrees  not  to  directly  or
indirectly, publish, disclose, or make available to anyone other than EWRX, its agents, representatives or employees, any confidential information relating to the development of concepts, operations, business or affairs of EWRX. Employee shall, upon termination of this Agreement, surrender to EWRX any and all confidential information, date, documents or other papers or records in his possession or under his control relating to the development of concepts, operations, business or affairs of EWRX or Employee's employment hereunder. For the purposes of this section, "confidential information" shall include, but not be limited to, all information relating to EWRX and the business of EWRX which is proprietary, from which EWRX derives economic or other benefit, or which EWRX otherwise attempts to keep confidential as a matter of company policy and practice, unless the same is generally known and available to the public. Employee's agreement not to disclose or use such confidential information shall be effective during the full term of Employee's employment hereunder, regardless of whether the full term is completed, and for an additional two years thereafter.

         7. Noncompetition during Term of Employment. In the event Employee's employment hereunder is terminated by Employee without cause, or terminated by EWRX for cause, from the effective date of such termination through the scheduled term of this Agreement, Employee shall not, without the prior written consent of EWRX, directly or indirectly, engage in or perform any services on a full time, part time, consulting or advisory basis, or become an employee of or financially interested in any business or undertaking that is, directly or indirectly, competitive with the business, operations or affairs of EWRX or its subsidiaries at the time of termination in such business, operations or affairs conducted by EWRX Employee agrees that the remedy at law for any breach of the foregoing agreement not to compete and any injury resulting to EWRX therefrom may be inadequate and that if such breach and injury are proven, EWRX shall, in addition, to monetary damages, be entitled to injunctive relief for any such breach.

         8. Noncompetition after Term of Employment. Employee also agrees that, for two years after Employee's employment, Employee shall not acquire, directly or indirectly, any Interest in any business, concept or idea about which Employee gained or had access to confidential information in connection with his employment with access to EWRX. For purposes of this section 8, the phrase "acquire, directly or indirectly, any interest" shall include, but not be limited to, participating as an officer, director, employee, agent, representative or consultant or being a shareholder, partner, joint venturer or similar relationship of any entity or person involved in the acquisition or such business concept or idea. For purposes of this section 8, EWRX shall include EWRX Internet Systems, Inc. and all of its subsidiaries.

         9. Amendments. This Agreement may not be changed, waived discharged or terminated orally. Such change, waiver, discharge or termination may be only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought.


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         10. ..Successors.  Neither this Agreement nor any rights or obligations hereunder may be assigned by one party without the consent of the other, except that this Agreement shall be binding upon and inure to the benefit of any successors or assigns of EWRX, whether by merger, consolidation, sale of assets or otherwise. Reference herein to EWRX shall be deemed to include any such successors or assigns.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada.

         12.......Notices.   All  notices,  requests  and  other  communications
hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or if mailed by prepaid mail addressed to the address shown on the signature page of this Agreement, or to such other address as the addressee of the notice shall have directed in writing.

         13.......Arbitration.  In the event of a dispute under this  Agreement, the parties agree to negotiate in good faith for the satisfactory resolution of such dispute. Failing satisfactory resolution within a reasonable time, either party may submit the matter to binding arbitration by a single arbitrator. Arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be held at a place selected by the arbitrator unless the parties agree otherwise. The costs and expenses of arbitration, including the reasonable attorneys' fees of both parties, shall be borne by the party which does not prevail, unless the arbitrator rules otherwise.

         14.  ....Captions.  The captions  applied to the paragraphs of this
Agreement are for convenience only and shall not control nor affect the meaning or construction of any of the provisions of this Agreement.

         15.  ....Waiver.  The  failure of either  party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, but the obligation of either party with respect thereto shall continue in full force and effect.

         16.......Entire  Agreement.  This Agreement  shall  supersede and be in lieu of all other agreements and understandings, whether written or oral, and contains the entire agreement of the parties relating to the employment of Employee by EWRX.


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                              EWRX Internet Systems, Inc.


         ___/s/______________                 By:__/s/__________________
         Employee                             Ronald C. Davis, President & CEO

         Employee's Address for notice

         1200 Harris Ave #104                EWRX Internet Systems, Inc.
         --------------------
                                             #301-543 Granville Street
         Bellingham, WA  98225               Vancouver, B.C.
                                             Canada V6C 1X8
         _______________________             Attn.:  President
                                             Phone:   604-669-6079
         _______________________             Fax:     604-669-6042
         Phone:   360-303-2316
         Fax:     360-738-4815